Exhibit 23a



                CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement on Form S-3 of our reports dated January 28, 1997, on our audits of the consolidated financial statements and financial statement schedules of Blount International, Inc. and Blount, Inc. as of December 31, 1996 and February 29, 1996 and for the ten month period ended December 31, 1996 and for each of the two years ended February 29, 1996. We also consent to the reference to our Firm under the caption "Experts."





                                        /s/ COOPERS & LYBRAND L.L.P.
                                        COOPERS & LYBRAND L.L.P




Atlanta, Georgia
December 17, 1997